SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2003

Beach First National Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	33-95562	58-1030117
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1550 Oak Street, Myrtle Beach, South Carolina 29577
Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (843) 626-2265

Not Applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

On July 15, 2003, Beach First National Bancshares, Inc., holding company for Beach First National Bank, issued a press release announcing its financial results for the second quarter ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

Item 12. Results of Operations and Financial Condition.

Pursuant to interim guidance issued by the Securities and Exchange Commission relating to Item 12 filing requirements, the Company has furnished the information required by Item 12 under Item 9 herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACH FIRST NATIONAL BANCSHARES, INC. By: /s/ Richard N. Burch Name: Richard N. Burch Title: Chief Financial Officer

July 16, 2003